                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO ASSET PURCHASE  AGREEMENT  (this  "Amendment")  is entered  into as of this 23rd day of August,  2005,  by and among  RelationServe
Media,  Inc., a Nevada  corporation  ("Buyer"),  theglobe.com,  inc., a Delaware corporation  ("Globe")  and  SendTec,  Inc., a Florida  corporation  ("Seller").
Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS:

      WHEREAS,  Buyer,  Globe and  Seller  are  parties  to that  certain  Asset
Purchase Agreement dated as of August 10, 2005 (the "Asset Purchase Agreement");
and

      WHEREAS,  Buyer,  Globe and  Seller  desire  to amend  the Asset  Purchase
Agreement.

      NOW,  THEREFORE,  in consideration of the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT.

      (a)   Section  7.14 of the Asset  Purchase  Agreement  is  deleted  in its entirety;

      (b)   Section  8.3(b) of the Asset  Purchase  Agreement  shall  delete the words "5 years" and insert the words "12 months" in their place;

      (c)   Section 8.3(c) of the Asset Purchase  Agreement  shall be deleted in its entirety and shall be replaced with the following:

            "COMPETITIVE  BUSINESS"  shall mean: (i) any  advertising  agency or similar business that, in either case, is primarily  engaged in, and derives  the  majority  of its annual  revenues  from,  managing  or
            procuring   Internet-based   advertising   services   on  behalf  of
            third-parties in exchange for a fee; or (ii) any business engaged in the  development,  sale, or support of offline  (i.e.  non-Internet)
            direct-response  marketing  technology  on behalf of  third-parties.
            Notwithstanding   anything  herein  to  the  contrary,   Competitive
            Business  shall not  include  the  delivery  by Globe (or any of its
            Affiliates) of marketing services and/or products (including without limitation, the sale or licensing of marketing tools, the generation of leads  and/or  the sale,  licensing,  acquisition  or  sharing of data),  which  services and products  are  understood  and agreed to involve  marketing  activities and not the management or procurement of advertising services.

      (d)   Section  8.3(d)  shall be amended to replace the first word  thereof with "The Globe";

      (e)   Section  8.3(g)  shall be added to the Asset  Purchase  Agreement as follows:

            "The Globe and Seller agree that during the Non Competition  Period, neither of them shall, directly or indirectly:

            (i)   solicit,  raid,  entice or induce any present or former (since
                  September  1, 2004)  client,  customer or vendor of the Seller
                  ("Customer")  or of Buyer  to  become a  client,  customer  or vendor of any  other  person  or  entity  for any  Competitive
                  Business, or authorize, encourage or assist the taking of such actions by any other person or entity; or

            (ii)  solicit,   raid,   entice  or  induce  any  employee,   agent,
                  consultant,   advisor,   independent   contractor   or  person
                  otherwise  engaged  by Seller at any time since  September  1,
                  2004 or of Buyer ("Personnel") to become employed or otherwise engaged by any other  person or entity for the  purpose of any
                  Competitive  Business or  rendering  services  the same as, or similar  to,  those  services  as from  time-to-time  had been provided by such  Personnel to or on behalf of Seller or Buyer or  authorize,  encourage or assist the taking of such actions by any other person or entity; or

            (iii) contact or communicate  with any Customer or Personnel for any business  purpose  restricted  hereby  without the presence or prior consent of Buyer.";

      (f)   Section 8.6 shall be amended by deleting  the word  "Seller"  within the parenthetical and replacing it with the word "SendTec";

      (g)   The preamble of ARTICLE 5, "REPRESENTATIONS AND WARRANTIES OF SELLER
            AND GLOBE" preceding the individual  section paragraphs of Article 5 thereof is deleted in its  entirety  and shall be replaced  with the following:  "The Seller and Globe, jointly and severally,  represent and warrant to the Buyer as of the date hereof  (except as otherwise indicated) as follows:";

      (h)   Each of the specific representations that are set forth on EXHIBIT A hereto  shall  replace the  identical  numbered  representation  and warranty  that is set  forth  in  Article  5 of the  Asset  Purchase
            Agreement,  with each such  identical  numbered  representation  and warranty (or subparagraph thereof as the case may be) amended in its entirety  to  read  as  set  forth  on  Exhibit  A  hereto  and  all representations  and  warranties  that are not included on Exhibit A
            (including any subparagraphs)  remaining unchanged and in full force and effect.

      (i)   Notwithstanding Section 11.1 or anything else to the contrary in the
            Asset Purchase Agreement, the parties agree that the representations and  warranties set forth on EXHIBIT A attached  hereto,  as well as each other  representation and warranty made by Seller Management in the Redemption Agreement,  may be updated by any member(s) of Seller
            Management  prior to Closing in accordance  with Section 7(a) of the
            Redemption Agreement (without any liability to Globe) for the period between the date they are first deemed  given  pursuant to Article 5 of the Asset Purchase  Agreement  (which is understood and agreed to be the  date  hereof)  and the  Closing  Date  (including  for  this purpose, the closing of the Redemption  Agreement) for any schedules or changes to the Operational Representations made to Globe pursuant to the Redemption Agreement,  provided that (i) Buyer is informed in writing of such  updating  under the  Redemption  Agreement and (ii)

            proceeds to Closing without claiming that such update is a breach of an Operational  Representation  as opposed to an update thereof.  If any one or more of such  Operational  Representations  is updated by any  member(s)  of  Seller  Management  pursuant  to the  Redemption
            Agreement, then the Operational Representations set forth on EXHIBIT
            A hereto  and,  to the  extent not set forth on Exhibit A, the Asset
            Purchase Agreement,  shall, without further action, be automatically updated to precisely match the updated Operational Representation(s)
            made  by  such  member(s)  of  Seller  Management,  with  all  other representations  and  warranties  not so revised  continuing in full force and effect unchanged.

      (j)   Section 9.10 is deleted in its  entirety and shall be replaced  with the  following:  "MANAGEMENT  AGREEMENTS.  Each  of the  individuals listed on Schedule 9.10 hereto shall have  delivered to Buyer a duly executed  copy of that  certain:  (a)  Representation  Certification substantially  in the form annexed  hereto as Exhibit D hereto;  (b)
            Employment  Agreement,  substantially  in the form annexed hereto as
            Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto.  In addition,  Seller Management shall have  executed and  delivered to Buyer an escrow  agreement on terms  and  conditions  satisfactory  to Buyer,  including,  without limitation,  terms  providing  for a minimum  of  200,000  shares of
            Buyer's  common  stock  being  placed in escrow  for the  purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any  member(s) of Seller  Management  of any one or
            more  Operational   Representations  set  forth  in  the  Redemption
            Agreement  (the  agreements  referred to in this  Section 9.10 being collectively referred to herein as the "Management Agreements")."

      (k)   Section 10.7 is deleted in its  entirety and shall be replaced  with the following:  "SELLER  MANAGEMENT.  Seller  Management  shall have executed and  delivered to Globe the  Redemption  Agreement  and the
            Termination  Agreement,  each on terms  acceptable to Globe.  Seller
            Management  shall have executed and delivered an escrow agreement on terms and conditions  satisfactory  to Globe and Seller,  including, without limitation,  terms providing for a minimum of 200,000 shares of Buyer's  common  stock being  placed in escrow for the purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any  member(s) of Seller  Management  of any one or
            more  Operational   Representations  set  forth  in  the  Redemption
            Agreement (the "Management Escrow Agreement")."

      (l)   Section 11.1 is amended by deleting the words "and employee  benefit matters" in (i) and  inserting  the word "and" between "Tax matters"
            and  "environmental  matters"  and  deleting  the "'"  between  such phrases.

      (m)   Section  11.1 is amended by deleting ", and (ii) any  representation of Globe or Seller with respect to title  matters  shall survive for five years".

      (n)   Section  11.2 (d) is deleted in its  entirety  and shall be replaced with the following:  "subject to Section 11.10 hereof, any breach of any  representation  or warranty  that is also made by any member of
            Seller  Management  in the  Redemption  Agreement  (an  "Operational
            Representation")."; and

      (o)   Section  11.10  shall be added to the Asset  Purchase  Agreement  as follows:  "In the event that a Claim is made against Globe or Seller that is in whole or in part  based  upon  breach  of an  Operational
            Representation,  Globe shall give prompt  written  notice thereof to
            Seller  Management  in  accordance  with  the  requirements  of  the
            Redemption Agreement,  with notice thereof to Buyer, identifying the basis therefore. Buyer agrees that Buyer's first recourse for breach
            of  any  Operational   Representation   shall  be  pursuant  to  the
            Redemption Agreement, the Management Escrow Agreement and any Seller
            Management  property then held in escrow under the Management Escrow
            Agrement (collectively,  "Escrow Property"). In the event that Buyer is able to satisfy  in full any Claim for  breach of an  Operational
            Representation  against  the  Escrow  Property,  then  Buyer's  sole recourse shall be against such Escrow  Property.  If,  however,  the value of the Escrow  Property  is less than the amount of the losses arising  from the  breach of an  Operational  Representation  by any member(s)  of Seller  Management,  then Buyer  shall be  entitled to recourse  against the Holdback Cash and the Escrowed  Shares then in the possession of the Holdback Escrow Agent, with such rights as are provided in Section 3.2(d).  Seller and Globe agree that without the prior  written  consent of Buyer,  neither  Seller  nor Globe  shall modify  or amend the  Redemption  Agreement,  nor  waive any  rights thereunder,  if such action would have an adverse  effect on Buyer's rights.  Buyer  agrees  that  without the prior  written  consent of
            Seller and Globe,  Buyer  shall not modify,  waive,  or amend any of
            Buyer's  rights under or with respect to the  Redemption  Agreement, the Escrow Agreement or the Escrow Property.

2.   RATIFICATION.  Except as specifically provided in this Amendment, the Asset
Purchase Agreement is ratified and confirmed as written and shall remain in full force and effect.  The provisions of Article 8 of the Asset  Purchase  Agreement and other  provisions which by their terms are intended to have effect following the Closing Date, as amended  hereby,  shall survive the Closing for the periods set forth. To the extent that this Amendment  incorporates any terms or requires reference  to external  facts or  conditions,  the  provisions  of Section  13.2
"Entire Agreement" are hereby amended for the purposes of such incorporation and references.

3.   EXECUTION IN  COUNTERPARTS.  This  Amendment may be executed by the parties hereto in separate counterparts,  each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

4.   GOVERNING LAW. This Amendment shall be governed by the internal laws of the
State of Delaware without regard to principles of conflicts of law.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                  BUYER:

                                  RELATIONSERVE MEDIA, INC.

                                  By: /s/ Mandee Heller Adler
                                      ------------------------------------------
                                      Title: Chief Executive Officer

                                  GLOBE:

                                  theglobe.com, inc.

                                  By: /s/  Edward A. Cespedes
                                      ------------------------------------------
                                      Title: President

                                  SELLER:

                                  SENDTEC, INC.

                                  By: /s/ Edward A. Cespedes
                                      ------------------------------------------
                                      Title: Secretary/Treasurer

                                    EXHIBIT A

5.3  NON-CONTRAVENTION.  Except as listed on SCHEDULE  5.3,  the  execution  and delivery  by  Seller  and Globe of this  Agreement  and the  Seller  Transaction
Documents  and the  consummation  by the  Seller  and Globe of the  Contemplated
Transactions  will not . . . ; (b)  conflict  with or  result  in the  breach or termination  of (or  constitute  a default for any event  which,  with notice or lapse of time or both would  constitute a default)  under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms,  conditions or provisions  of, any Contract which either Seller or
Globe is a party;  (c)  constitute a violation  of, or be in conflict  with,  or constitute or create a default under, or result in the creation or imposition of any  Encumbrance  (except a  Permitted  Encumbrance).  [EXCEPT  AS NOTED  ABOVE,
REMAINDER OF 5.3 IS UNCHANGED].

5.5  [UNCHANGED].

5.6 ABSENCE OF CERTAIN  CHANGES AND  EVENTS.  Since June 30, 2005 (the  "Balance
Sheet  Date"),  the business of Seller has been  conducted  only in the ordinary course of  business  consistent  with past  practice  of Seller  (the  "Ordinary
Course").  Without limiting the foregoing,  except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

              (a) any material adverse change,  taken as a whole, in the assets, liabilities, financial condition or results of operation of Seller;

              (b) any sale,  lease or other  disposition  of any  properties  or assets of Seller in excess  of  $10,000  individually  or in the  aggregate except in the Ordinary Course;

              (c) any material  change in the methods of doing business that has had or would  reasonably be expected to have a Material  Adverse Effect (as defined below);

              (d) any material change in the accounting  principles or practices or the  method of  application  of such  principles  or  practices  used by
     Seller,  or any change in depreciation  or  amortization  policies or rates previously adopted,  that has had or would reasonably be expected to have a
     Material Adverse Effect;

              (e) any  Encumbrance  imposed  or agreed to be  imposed on or with respect to any of the Acquired Assets other than Permitted Encumbrances;

              (f) any material modification, waiver, change, amendment, release, rescission or termination of, or accord and  satisfaction  with respect to, any material term,  condition or provision of any Contract,  other than any satisfaction  by  performance  in accordance  with the terms thereof in the
     Ordinary Course;

              (g) any  casualty,  loss,  damage or  destruction  (whether or not covered by  insurance),  or taking by eminent domain or other action by any
     Governmental  Authority,  that has had or would  reasonably  be expected to have a Material Adverse Effect;

              (h) any adverse  pending,  or threatened  dispute of any kind with any contractor,  subcontractor,  customer,  supplier,  employee,  landlord, subtenant or licensee of Seller that is reasonably likely

     to result in any  material  reduction  in the amount,  or any change in the material  terms or conditions or any material  customer,  supplier or other relationship  of Seller  that has had, or would  reasonably  be expected to have a Material Adverse Effect;

              (i)  other  than  in the  Ordinary  Course,  any  increase  in the compensation  payable  or to become  payable to any of  Seller's  officers, employees,  agents  or  consultants  (including,  without  limitation,  any increase  pursuant to any bonus,  pension,  profit-sharing or other plan or commitment),  or the  entering  into  or  modification  of  any  employment contract or other agreement  concerning the compensation of any officer, or employee,  or the making of any loan to, or engagement  in any  transaction
     with,  any  officers,   directors  or  shareholders   of  Seller,   or  the
     establishment  of any new, or the  modification  of any existing,  employee benefit, compensation or stock plan of Seller that affects the employees of
     Seller;

              (j) any capital  expenditure  or commitment  therefor by Seller in
     excess  of  $25,000  in  the  aggregate  for   additions,   alterations  or
     modifications to the property, plant or equipment of Seller;

              (k) the incurrence or entering into of any  transaction,  contract or  commitment  by Seller with  respect to its  business,  other than items incurred or entered into (as the case may be) in the Ordinary Course;

              (l)  any  payment,   discharge  or   satisfaction  of  any  claim,
     Encumbrance or liability by Seller in excess of $25,000  individually or in the aggregate, other than in the Ordinary Course;

              (m) any organized  labor strike or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

              (n)  any  license,  sale,  transfer,  pledge,  mortgage  or  other disposition of any tangible or intangible asset or Intellectual Property of
     Seller in excess of $25,000  individually or in the aggregate other than in the Ordinary Course;

              (o)  any  cancellation  of  any  Indebtedness  or  claims  or  any amendment,  termination,  diminution  or waiver of any  rights of  material value to Seller in excess of $25,000 individually or in the aggregate; and

              (p)  any  agreement  or  understanding,   whether  in  writing  or
     otherwise,  for Seller to take any of the actions  specified in (a) through
     (o) above.

For purposes of this Schedule, the term "Material Adverse Effect" shall mean any material adverse effect on the business,  operations,  financial  condition,  or results of operations of the Business.

5.7   TITLE TO PROPERTIES.

      (a) ACQUIRED ASSETS. Seller has, and upon Closing, will transfer to Buyer, good,  clear and valid title to, and possession  of, all of the Acquired  Assets owned by  Seller,  free and  clear of any  Encumbrances  (other  than  Permitted

Encumbrances).  Seller has, and upon Closing,  will transfer to Buyer, valid and subsisting  leasehold  interests or licenses in, and  possession  of, all of the
Acquired Assets that are leased by Seller.  Seller has the full right, power and authority to sell,  convey,  transfer,  assign and deliver the Acquired  Assets, without the need to obtain the consent or approval of any third party, except as listed on  Schedule  5.7(a).  At and as of the  Closing,  Seller will convey the
Acquired  Assets to Buyer by  deeds,  bills of sale,  certificates  of title and other  instruments of assignment and transfer  effective in each case to vest in
Buyer,  and Buyer will have, good and valid title to all of the Acquired Assets, free and clear of any and all Encumbrances,  except for Permitted  Encumbrances.
The Acquired Assets are, in all material respects,  in good condition and repair and are adequate and sufficient for Seller's  intended  purposes,  ordinary wear and tear  excepted.  The  Acquired  Assets  will  transfer  to Buyer  under this
Agreement (and other documents contemplated hereby), and constitute,  all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

(b) LEASES. (i) Schedule 1.1(h) contains a list of all material agreements under which  real  property  is  leased  by  Seller  and used in  connection  with the
Business.  All of the Leased Real Property  including any buildings,  structures and  appurtenances  thereon,  are,  to  Seller's  knowledge,  in good  operating condition and repair,  ordinary wear and tear excepted, are in such condition as to permit  surrender by Seller to the lessors  thereof without any material cost or expense for repair or  restoration  if any of the Real  Property  Leases were terminated on the date hereof,  are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the  Business in the Ordinary  Course and there does not exist any  condition that interferes in any material way with the use or the economic value thereof.

(ii) Schedule 1.1(g) contains a list of all leases or material  agreements under which Seller,  with respect to the  Business,  is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office  furniture  or fixtures  owned by any third  party,  true,  complete  and correct copies (or, in the case of oral leases or agreements,  descriptions)  of which leases and agreements  have been  furnished to Buyer.  Seller is the owner and  holder of all of the  leasehold  estates  purported  to be  granted by such leases or agreements  and all other leases or  agreements  under which Seller is lessee of or holds or operates any such items owned by a third  party,  and each of such  leases and  agreements  is in full force and effect and  constitutes  a
legal,   valid  and  binding   obligation  of  the  respective  parties  thereto
enforceable in accordance with its terms,  except as such  enforceability may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium,  or similar laws  affecting  the  enforcement  of  creditors'  rights  generally and general  equitable  principles  regardless  of whether  such  enforceability  is considered in a proceeding  at law or in equity.  There is not under any of such leases any existing default or, to the knowledge of Seller, event,  condition or occurrence  which,  with the giving of notice or lapse of time,  or both,  would constitute  a default  thereunder.  Except as provided  on  Schedule  5.7(c)(ii)
hereto,  to  Seller's  knowledge,  each of the  items of  machinery,  equipment, printers,  office furniture and fixtures covered by the Personal Property Leases is in good  operating  condition and repair,  is in such  condition as to permit surrender  thereof by Seller to the lessors without any material cost or expense for repair,  ordinary wear and tear excepted, or restoration if such leases were terminated  on the date hereof,  is suitable for the uses for which  intended by

Seller in the  Ordinary  Course  and there  does not  exist any  condition  that interferes in any material way with the use or economic value thereof.

5.8  ABSENCE OF LIABILITIES.  Except for the Assumed Liabilities,  and except as set forth on Schedule 5.8 there are no material  liabilities  or  obligations of
Seller of any nature (whether  liquidated,  unliquidated,  accrued,  absolute or contingent  (within  the  meaning of GAAP),  and  whether  due or to become due)
probable of assertion relating to the Business except for:

(a)  liabilities  set forth or reflected  (or  reserved  against) in the Balance
     Sheet that have not been paid or discharged since the date thereof;

(b)  liabilities or obligations  arising under  agreements or other  commitments listed on Schedule 5.8(b);

(c)  current  liabilities  arising  in the  Ordinary  Course  subsequent  to the
     Balance Sheet Date, that are accurately  reflected on its books and records in a manner consistent with past practice; or

(d)  the Excluded Liabilities (which shall be retained by Seller); or

(e)  liabilities or obligations that do not or would not, either individually or in the aggregate, have a Material Adverse Effect

5.9  [UNCHANGED]

5.10 [UNCHANGED]

5.11 INTELLECTUAL PROPERTY.

(a)  SCHEDULE  5.11(a)  hereto sets forth a complete  and  accurate  list of all
     registered   Intellectual  Property  used  in  the  Business  as  presently conducted by Seller and any applications therefor. Except to the extent set forth in SCHEDULE  5.11(a),  Seller owns or has the right to use all of the
     Intellectual Property used in the Business as presently conducted,  and the consummation of the transactions  contemplated by the Transaction Documents will not alter or impair  any such  right.  All  Intellectual  Property  is valid,  subsisting,  in full force and effect,  enforceable (except as such
     enforceability  may  be  limited  by  applicable  bankruptcy,   insolvency,
     reorganization,  moratorium,  or similar laws affecting the  enforcement of creditors' rights generally and general equitable principles  regardless of whether such  enforceability  is  considered  in a proceeding  at law or in equity),  and has not been  abandoned as of the date hereof.  Except as has not or is not reasonably  likely to have a Material Adverse Effect,  Seller has taken  all  reasonable  action to  maintain  and  protect  each item of
     Intellectual  Property.  The Intellectual Property is free and clear of any
     Encumbrances  other than Permitted  Encumbrances  and, except for generally commercially  available,  non-custom,  off-the-shelf  software  application programs,  or except as set forth on SCHEDULE 5.11(a),  is fully assignable by Seller to any Person,  without  payment,  consent of any person or other condition or restriction.  No registered  Intellectual Property has been or is now involved in any  cancellation,  dispute or  litigation,  and, to the knowledge of Seller, no such action is threatened.

                                       10

     Except as set forth in SCHEDULE  5.11(a),  no patent of Seller  included in the Intellectual  Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)  LICENSE  AGREEMENTS.  SCHEDULE  5.11(a)  sets forth a complete and accurate list of all licenses, sublicenses,  consents, royalties or other agreements concerning Intellectual Property to which Seller is a party or by which any of the  assets  of  Seller  is bound  (other  than  generally  commercially available, non-custom, off-the-shelf software application programs having a retail  acquisition price of less than $10,000 per license) relating to the
     Business   (collectively,   "LICENSE  AGREEMENTS").   All  of  the  License
     Agreements  are valid and  binding  obligations  of Seller  enforceable  in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency,  reorganization,  moratorium, or similar laws affecting the enforcement of creditors'  rights  generally and general
     equitable   principles   regardless  of  whether  such   enforceability  is
     considered in a proceeding at law or in equity, and to Seller's  knowledge, except for  generally  commercially  available,  non-custom,  off-the-shelf software  application  programs,  there exists no event or condition  which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License
     Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or  alleged to be in  default)  under any
     Contract  relating to any of the  foregoing  in any way that is  reasonably likely to have a Material Adverse Effect. No party to any Contract relating to  Intellectual  Property  has given  Seller  notice of its  intention  to cancel, terminate or fail to renew such License Agreement.

(c)  NO  INFRINGEMENT.  Except as  disclosed  in  SCHEDULE  5.11(c):  (i) to the knowledge  of Seller,  the  conduct of  Seller's  businesses  as  currently conducted does not infringe any Intellectual Property rights of any Person, and the  Intellectual  Property rights of Seller are not being infringed by any  Person,  except for such  infringements  in (i) or (ii) that would not have a Material  Adverse  Effect;  and (ii) there is no litigation or order pending or outstanding,  or, to the knowledge of Seller,  threatened,  that seeks to limit or challenge or that concerns the ownership,  use,  validity or  enforceability  of any  Intellectual  Property or  Seller's  use of any
     Intellectual  Property  owned by a third  party,  and, to the  knowledge of
     Seller, there is no valid basis for the same.

(d)  ROYALTIES.  No royalties,  honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in SCHEDULE 5.11(d).

(e)  INTELLECTUAL  PROPERTY.  For  purposes  of  this  Section  5.11,  the  term
     "Intellectual  Property"  includes  the  following  that  are  owned  by or licensed to Seller:  (i) all domain names,  websites,  service marks, trade dress, logos, copyrights; (ii) computer software; (iii) trade secrets; (iv)
     confidential  and  proprietary  (A)  technical  information,  (B) know-how, processes, (C) techniques,  (D) research and development  information,  and
     (E) business and  marketing  plans;  (v) patents;  (vi) license  rights and sublicense  rights to all patents and  trademarks;  (vii) other  intangible assets registered in the name of Seller or any Affiliate  currently used by
     Seller in connection with business of Seller;  and (viii) all registrations and applications of patents, copyrights,  trademarks and service marks, and all  licenses  (as  licensee  or  licensor)  and other  agreements  related thereto.

                                       11

5.12 PERMITS.  The Permits (as defined below) listed in SCHEDULE 5.12 constitute all of the material  licenses,  permits,  certificates,  approvals,  exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or  required  for the  operation  of the  Business as operated by Seller prior to the Closing  Date except for any Permits the absence of which would not have a Material  Adverse  Effect.  The  Permits  are valid and in full force and effect and there are no pending proceedings against Seller which could result in the  termination,  revocation,  limitation  or impairment of any of the Permits.
Seller  has not  received  notice of any  violations  in  respect  of any of the
Permits. For purposes of this Schedule, the term "Permits" means all franchises, licenses, permits, consents, authorizations,  approvals and certificates, or any waiver of the foregoing, issued or granted by any Governmental Authority, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.

5.13 LABOR AND EMPLOYMENT MATTERS.

(a)  SCHEDULE 5.13  contains a list of each employee of Seller (such  employees, the "Seller Employees"). Except as set forth on Schedule 5.13, there are no employment,  consulting,  severance or  indemnification  contracts  between
     Seller and any of the Seller  Employees.  Except as  provided  on  Schedule
     5.13, Seller has paid all accrued wages, salary, and commissions,  and paid or made available all vacation and sick pay, accrued as of the date of this
     Agreement for all of the Seller Employees,  agents and  representatives  of
     Seller.  Seller is in material  compliance with Laws respecting  employment and employment practices,  terms and conditions of employment and wages and hours.

(b)  Seller  maintains no employee  welfare  benefit  plans or employee  pension benefit  plans  (within  the  meaning  of  Section  3(1) or  Section  3(2), respectively,  of the Employee  Retirement  Income Security Act of 1974, as
     amended  (ERISA).  Seller shall be solely liable for all  obligations  with respect to all  employee  welfare  benefit  plans  (within  the  meaning of
     Section  3(1) of ERISA)  of which  Seller is or ever has been a party or by which it is or ever has been bound.

(c)  To Globe's knowledge, there are no pending investigations against Seller by the U.S. Department of Labor or any other Governmental  Agency. There is no unfair labor practice charge or complaint against Seller pending before the
     National Labor Relations Board or any strike, picketing,  boycott, dispute, slowdown or stoppage  pending or threatened  against Seller.  No collective bargaining  agreement or modification thereof is currently being negotiated by Seller.  No grievance or  arbitration  proceeding  is pending  under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller  Employees  exists or, to the knowledge of Globe, is imminent.

5.14 CONTRACTS.  SCHEDULE  5.14 sets forth a complete and  accurate  list of all written  Contracts to which Seller is a party.  As used in this  Agreement,  the word "Contract" means:

     (a)  agreement  for the  purchase,  sale,  lease,  or license of  services, products,  or assets that are not  cancelable  without  penalty and that require total future  payments in excess of $75,000 in any fiscal year in any  instance, or entered  into other  than in the  Ordinary  Course  (but  excluding,  for the avoidance  of doubt,  any such  agreement  whereby  payments are  contingent  in nature);

                                       12

     (b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular  supplier or suppliers,  or to supply all of a particular  customer's or customers'  requirements for a certain service or product;

     (c) agreement or other  commitment  pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

     (d) agreement with any current or former Affiliate,  shareholder,  officer, director,  employee,  or  consultant,  or with  any  Person  in  which  any such
Affiliate,  shareholder,  officer,  director,  employee,  or  consultant  has an interest;

     (e) joint venture or teaming agreement;

     (f)  agreement  with any  domestic  or  foreign  government  or  agency  or department thereof; or

     (g) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true,  correct and complete copies of all such
Contracts, together with all amendments,  modifications and supplements thereto.
Except as provided in SCHEDULE  5.14,  each of the Contracts  listed on SCHEDULE
5.14 hereto is in full force and  effect,  the Seller is not in breach of any of the  provisions  of any such Contract (to the extent that any such breach has or is  reasonably  likely to have a Material  Adverse  Effect),  nor,  to  Seller's knowledge, is Seller or any other party to any such Contract in material default thereunder,  nor, to Seller's knowledge, does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder that is  reasonably  likely  to  have a  Material  Adverse  Effect.  Seller  has performed in all material  respects all obligations  required to be performed by
Seller to date  under  each  such  Contract.  Except  as set forth in  SCHEDULES
5.14(A)  and  5.14(B),  no  approval or consent of any Person is needed in order that such Contracts continue in full force and effect following the consummation of the  transactions  contemplated  by  this  Agreement,  and no  such  Contract includes any provision  the effect of which may be to enlarge or accelerate  any obligations  of the Seller  thereunder  or give  additional  rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the  transactions  contemplated  by this  Agreement  or the  Seller's
Transaction Documents.

5.15 ENVIRONMENTAL MATTERS.  Except as set forth on SCHEDULE 5.15: (a) Seller is in material  compliance with all applicable  Environmental Laws; (b) there is no
Environmental  Claim  pending  against the Seller  with  regard to the  Acquired
Assets,  including,  without limitation,  the Seller's leasehold interest in the current St. Petersburg,  Florida location of Seller, or Business; (c) Seller has obtained all material Permits,  approvals,  identification numbers,  licenses or other  authorizations  required  under any  applicable  Environmental  Laws with regard to the Acquired Assets or Business (the  "Environmental  Permits") and is
in material compliance with their requirements;  (d) to the knowledge of Seller,
there  are  no  underground   or  aboveground   storage  tanks  or  any  surface
impoundments,  septic tanks, pits, sumps or lagoons in which Hazardous Materials are  being or have been  treated,  stored or  disposed  of on any real  property
Seller  currently  owns  or  leases  for the  Business  other  than in  material compliance with applicable  Environmental Laws; (e) Seller has not undertaken or

                                       13

completed  any  investigation  or  assessment  or remedial  or  response  action relating  to  any  release,  discharge  or  disposal  of or  contamination  with
Hazardous  Materials  at any site,  location  or  operation  of  Seller,  either voluntarily  or  pursuant  to the  order of any  Governmental  Authority  or the requirements  of any  Environmental  Law;  and (f) there  have been no  actions, suits,  demands,  demand letters,  claims,  liens,  notices of non-compliance or
violation,   notices  of  liability  or  potential  liability,   investigations,
proceedings,  consent  orders  or  consent  agreements  relating  in any  way to
Environmental  Laws, any Environmental  Permits or any Hazardous  Materials (the
"Environmental Claims") against Seller that remain outstanding or unresolved.

5.16 [UNCHANGED]

5.17 INSURANCE.  SCHEDULE  5.17  lists all  insurance  policies  and  binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and  workmen's  compensation,  errors and  omissions and other types of insurance,  self  insurance  practices and  performance  bonds  covering  Seller
(collectively,  the "Policies"). All of such Policies are valid, enforceable and in full  force and  effect.  All  premiums  with  respect to such  Policies  are currently paid, and no basis exists for early termination thereof on the part of the insurer.  Seller is not in default with respect to its obligations under any of such  Policies,  nor has Seller  received any written  notification  from any insurer  or agent of any  intent  to  cancel  or not to  renew or  increase  the premiums on any such Policies. To Seller's knowledge,  no facts or circumstances exist which would  relieve the  insurer  under any Policy of its  obligation  to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal  years,  been denied or had revoked or rescinded any policy of insurance.

5.18 SUPPLIERS  AND  CUSTOMERS.   SCHEDULE  5.18  identifies  each   contractor,
subcontractor,  customer and supplier of Seller that in each case is material to the  Business.  For purposes of this  Section,  a material  customer is one that produced more than 10% of Seller's  revenues during the last year and a material supplier  is one to which  Seller paid more than  $75,000  during the last year.
Schedule  5.18  lists  the  products  and  services  supplied  by Seller to each material  customer.  Except as set forth on EXHIBIT 5.18,  there are no material suppliers, or sole-source suppliers of significant goods or services (other than electricity,  gas,  telephone  or  water)  to  Seller,  with  respect  to  which alternative  sources of supply are not readily available on comparable terms and conditions.  No material supplier or material customer of the business of Seller has, during the past 12 months,  cancelled or otherwise  terminated its services or  supplies  to Seller or its use or  purchase  of the  products or services of
Seller,  or has  communicated  any threat in writing to Seller to do so. No such supplier or customer has given Seller  written notice that it intends to cancel, reduce or  otherwise  terminate  its  relationship  with  Seller or the usage or purchase of the products of Seller,  or that the  transactions  contemplated  by this Agreement will result in any such cancellation, reduction or termination.

5.19 [UNCHANGED]

5.20 CERTAIN LINE ITEMS AND RELATED ITEMS.

     (a) ACCOUNTS RECEIVABLE.  To Seller's knowledge, all accounts receivable of
Seller received in connection with the Business (the  "Receivables") have arisen only from bona fide  transactions  entered into in the Ordinary Course,  are the

                                       14

legal and binding claims of Seller,  free and clear of all  Encumbrances  (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not  subject  to any  counterclaim,  set-off  or  defense  (except to the extent reserved  against).  Since the Balance  Sheet Date, no customer has given Seller written  notice  that it  intends to assert any  material  right to a  discount, allowance or chargeback with respect to any products or services, except for any discounts,  allowances or chargebacks that have not had and would not reasonably be expected to have a Material Adverse Effect. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all  Receivables  as of a date not more than 5 days prior to the date of this Agreement.

     (b) ACCOUNTS PAYABLE.  The accounts payable related to Seller, as reflected on the Financial  Statements or thereafter  and recorded by Seller,  have arisen only from bona fide transactions entered into in the Ordinary Course.  Except as provided in Schedule  5.20(b),  all payment  terms in  connection  therewith are consistent with past practices of Seller.

                                       15